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                                  Exhibit 4
                                                                   EXHIBIT C
                                                                   TO INVESTMENT
                                                                   AGREEMENT
                                                                   -------------

                                 BY-LAW CHANGES
                                 --------------


                  The Company's By-Laws will be amended as follows as of the
Closing:

                  1. ACTION BY CONSENT. Section 2.6 will be amended by inserting immediately after the words "without a meeting" the following phrase:
"(including without limitation any action permitted by Section 3.8 hereof)."

                  2. NOTICE OF ACTION BY CONSENT. Section 2.10 will be deleted in its entirety.

                  3. REMOVAL OF DIRECTOR. Section 3.8 will be amended by inserting the following phrase at the end thereof: "and provided further that any action which shareholders are permitted by this Section to take at a meeting may also be taken by written consent in accordance with Section 2.6 above."

                  4. NUMBER OF DIRECTORS. The phrase "and no more than nine (9) members" will be deleted and replaced by the phrase "and no more than 14 directors."

                  5. COMMITTEES. (a) Section 3.7 will be amended by changing the phrase "three or more Directors" to read "three directors."

                  (b) The second sentence of Section 3.7 will be amended and restated in its entirety as follows. "The Board of Directors may designate one or more other directors to act as alternate directors on any such committee and, in the absence of the director as to whom such other director is designated as an alternate, such alternate directors (in the order designated by the Board of Directors) may vote and otherwise act as if such alternate directors were members of the committee designated as such by the Board of Directors."

                  (c) The fifth sentence of Section 3.7 will be amended by inserting the following phrase at the end thereof: "PROVIDED, HOWEVER, that any committee which has the power to exercise any authority of the Board of Directors may determine its action only with the approval of each member of the committee (or such person's designated alternate)."

                  6. INDEMNIFICATION. Article VII will be deleted and restated in its entirety as follows:





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                                   ARTICLE VII
                                 INDEMNIFICATION

                           7.1 INDEMNIFICATION. The Company shall indemnify any individual who was, is, or is threatened to be made a named defendant or respondent to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal because he is or was a director, officer, employee or agent of the Company or an individual who, while a director, officer, employee or agent of the Company, is or was serving at the Company's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability incurred in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director, officer, employee or agent of the Company did not meet the standard of conduct set forth in the immediately preceding sentence. No indemnification, however, shall be made in favor of any director in connection with a proceeding by or in the right of the Company in which the director was adjudged liable to the Company or in connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification in connection with a proceeding by or in the right of the Company shall be limited to reasonable expenses (including attorneys' fees) incurred in connection with the proceeding.

                           7.2. DETERMINATION OF INDEMNIFICATION. Unless ordered by a court, the Company shall not indemnify a director, officer, employee or agent under Section 7.1 unless authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is permissible in the circumstances because he has met the applicable standard of conduct set forth in Section 7.1. The determination shall be made:

                           (i) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding; or

                           (ii) if such a quorum is not obtainable, by majority
                  vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two




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                  or more directors not at the time parties to the
                  proceedings;

                         (iii) by special legal counsel:

                                            (A) selected by the Board of
                                    Directors or its committee in the manner described in paragraph (i) or (ii) of this
                                    Section 7.2; or

                                            (B) if a quorum of the Board of
                                    Directors cannot be obtained under paragraph
                                    (i) of this Section 7.2 and a committee
                                    cannot be designated under paragraph (ii) of this Section 7.2, then selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

                           (iv) by the shareholders, but shares owned by or
                  voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination. Authorization of indemnification or an obligation to indemnify and an evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under paragraph (iii) of this Section 7.2 to select counsel.

                           7.3 SUCCESSFUL DEFENSE. To the extent that a director, officer, employee, or agent of the Company has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Section 7.1 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                           7.4 ADVANCE PAYMENT. The Company shall pay for or reimburse the reasonable expenses incurred by a director, officer, employee or agent who is an individual who was, is, or is threatened to be made a named defendant or respondent to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal in advance of the final disposition of the proceeding if such person furnishes the Company both a written affirmation of his good-faith belief that he has met the standard of conduct set forth in Section 7.1 and a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to




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         indemnification by the Company as authorized in this
         Article.

                           7.5 SURVIVAL OF INDEMNIFICATION FOLLOWING DEATH OR TERMINATION. The right to indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

                           7.6 NON-EXCLUSIVITY. The indemnification and advancement of expenses provided by this Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any article of incorporation, by-law, agreement, note of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  7. AMENDMENTS. Article VIII will be amended by the addition of the following sentence at the end thereof: "Notwithstanding the foregoing, any alteration, amendment or repeal of any provision of Article II, III or VII of these ByLaws, and the adoption of any By-Law inconsistent with any provision of said Articles II, III and VII may be approved only by the affirmative vote of at least two thirds of all members of the Board of Directors or of the holders of shares having at least two-thirds of the voting power with respect such alteration, amendment, repeal or adoption."